EXHIBIT 4(b)

     NUMBER                                                 SHARES
       PP

7% PRIDES, CONVERTIBLE PREFERRED STOCK
STATED VALUE $47.25 PER SHARE

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                                        CUSIP 761763 50 7
                                        SEE REVERSE FOR CERTAIN DEFINITIONS

                      [LOGO]  REYNOLDS METALS COMPANY


This is to certify that _________________________________________________
is the owner of _________________________________________________________
FULLY PAID AND NON-ASSESSABLE SHARES OF 7% PRIDES, CONVERTIBLE PREFERRED STOCK, STATED VALUE $47.25 PER SHARE, of Reynolds Metals Company (hereinafter referred to as the "Corporation"), transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation, as amended, of the Corporation (a copy of which certificate is on file with the Transfer Agent), to all of which the holder by acceptance hereof assents. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     WITNESS the seal of the Corporation and the signatures of its duly authorized officers.

Dated:


                                             Richard G. Holder
Countersigned and Registered:                Chairman of the Board
  MELLON SECURITIES TRUST COMPANY
   (New York, N.Y.)    Transfer Agent
                       and Registrar,
                                             D. Michael Jones
                                             Secretary
By


                Authorized Signature.

[SEAL]                                            [PICTURE]

                          REYNOLDS METALS COMPANY

     THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS A COPY OF THE STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF, WHICH THE CORPORATION IS AUTHORIZED TO ISSUE, AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. ANY SUCH REQUEST MAY BE MADE TO THE CORPORATION OR THE TRANSFER AGENT.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COMM  -    as tenants in common

TEN ENT   -    as tenants by the entireties

JT TEN    -    as joint tenants with right of survivorship
               and not as tenants in common

UNIF GIFT MIN ACT - ..........Custodian..........
                    (Cust)              (Minor)
                    under Uniform Gifts to Minors
                    Act..........................
                               (State)

     Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED,_______________________ hereby sell, assign and transfer unto _______________________________________________
_________________________________________________________________[please print or typewrite name and address including postal zip code of assignee] __________________ Shares of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _________________ Attorney to transfer the said stock on the books of the within-named Corporation with such full power of substitution in the premises.

Dated _______________

                                   __________________________


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.

Signature(s) Guaranteed:

By

                                 APPENDIX

                   LIST OF GRAPHIC AND IMAGE INFORMATION


There appears in the lower right corner of the face of the certificate a picture of four individuals with the words "AMERICAN BANK NOTE COMPANY." printed thereunder.